                                                                   Exhibit 10(a)



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4 No. 333-141752) pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated (a) March 25, 2009, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 20, 2009, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
April 13, 2009